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                                                                    Exhibit (99)

July 28, 1999                                                          Immediate


                                  Robert W. Krick, ext. 3141


UGI To Raise Dividend, Repurchase Shares
And Grow Core Businesses

Valley Forge, PA - July 28 - UGI Corporation (NYSE:UGI), announced today several strategic and financial initiatives designed to increase shareholder value and position the Company for future growth. The decision to pursue these initiatives follows completion of the previously reported review by UGI's management and board of directors of alternative strategies to meet its growth objectives and maximize value for shareholders.

These initiatives are designed to reconfirm UGI's long-standing goal of providing superior shareholder returns by reinforcing its commitment to improved earnings and dividend growth. The Company will focus its efforts on growing its AmeriGas propane distribution business as well as its existing natural gas and electric businesses, while it actively seeks out related and complementary business activities designed to supplement earnings growth.

The initiatives include:

        . A 2.7 percent increase in UGI's common stock dividend to an annual rate of $1.50 from $1.46;

        . A repurchase of approximately 14 percent of outstanding shares of common stock using cash on hand; and

        . A focus on long term value creation through growth of UGI's existing propane, natural gas and electric businesses, and, in addition, accelerated growth in related and complementary businesses.

Lon R. Greenberg, chairman, president and chief executive officer, said, "We are pleased to announce these initiatives today which we firmly believe will deliver value to our shareholders in the near and long term. Our renewed focus on our core businesses and related growth opportunities - combined with the effect of reducing the number of shares of common stock outstanding as a result of our share repurchase - will position us to achieve compound annual earnings per share growth rates of 6 percent to 10 percent over the next five years. We expect our higher earnings level and growth rates to support our current intention to increase the dividend on our common stock at a rate of approximately three percent annually for the foreseeable future."

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Dividend Increase and Stock Repurchase

As a tangible sign of its confidence in the Company's future, the board of directors has increased the dividend on UGI's common stock by approximately 2.7 percent. The quarterly dividend will increase to $.375 from $.365, with the annual dividend rate rising to $1.50 from $1.46.

According to Anthony J. Mendicino, vice president and chief financial officer, "The Company is targeting a dividend payout ratio of 50 percent to 70 percent. We believe this ratio is appropriate given our current and expected business mix. We are confident that under normal weather conditions, the payout ratio should approach the high end of that range in the near term. As we achieve our earnings objectives, our payout ratio should fall even as we continue to increase the dividend."

UGI intends to commence a "Dutch auction" self-tender to repurchase up to 4.5 million common shares, or 14.2 percent of its outstanding shares. The Company expects the offer to commence on Monday, August 2, 1999 and expire on August 27, 1999. Shareholders will have the opportunity to tender all or a portion of their shares to UGI at a price not less than $23.00 and not more than $26.00 per share. The repurchase will be financed from cash balances existing at the parent holding company and will not affect the capital structures of UGI Utilities or AmeriGas Partners, L. P. (NYSE: APU). UGI had previously repurchased 1.4 million shares as part of an open market repurchase program announced on March 1. As of June 30, there were 31.7 million common shares outstanding.

Strategic Direction

Following a comprehensive study, UGI intends to refocus its strategic direction on growing its existing natural gas, electric and propane businesses while it actively seeks additional related and complementary growth opportunities. Greenberg noted, "Today's announcement is intended to clarify our future strategic direction. We believe that we can achieve our earnings and dividend growth objectives by following this focused direction. It is a course of action that is consistent with providing excellent total returns."

Greenberg added, "The actions we are taking are in the best interests of all of our shareholders. There are occasions when the value of the whole exceeds that of the sum of the parts. Our examination has caused us to conclude that UGI represents such an instance." The Company indicated that it has terminated its previously announced intention to sell its utility businesses.

"We have decided to retain our natural gas and electric businesses and to manage them for maximum return to our shareholders, customers and employees," stated Greenberg. "Given their excellent performance over the years, the predictability of their earnings and their acceptable growth prospects, they will serve the role of providing a strong foundation upon which to further grow our earnings. We anticipate that these businesses will be contributors to our overall earnings growth as well."

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Greenberg noted that the electric utility business was deregulated in
Pennsylvania during 1998. In addition, Pennsylvania recently enacted legislation which also deregulates the gas utility business. With the uncertainty associated with deregulation largely behind it, UGI's gas and electric businesses can focus on growth opportunities which are being spawned by deregulation.

"We believe the inherent growth rates in our gas and electric businesses, together with our ability to move quickly to capture new opportunities, will position us for strong performance over the foreseeable future," continued Greenberg. "At the same time, we believe there is an opportunity to initiate programs to improve our productivity and thereby control our costs as we move forward."

AmeriGas is pursuing strategies to exploit its large, national footprint where the company has a competitive advantage. The Company expects to achieve economies of scale in national accounts, alliance marketing and consolidated national purchasing. "AmeriGas has always been a source of strong cash flow," Greenberg stated. "Now it is poised to play a larger role in contributing to earnings growth as well." He noted that AmeriGas has invested over $10 million so far this year on growth initiatives and productivity improvements. "The employees of AmeriGas are finding ways to differentiate us in the marketplace with continual process innovation and new market initiatives such as our PPX pre-filled propane cylinder exchange program," said Greenberg. "We expect to improve performance further by utilizing our new customer profitability system which allows us to segment customers and pursue those with the best profit potential."

The Company will accelerate its growth in related and complementary businesses using its national scope, its extensive asset base and its access to over 1.3 million customers. "While international propane investments, including acquisitions in growth areas, will continue, we will actively seek additional investments domestically to supplement that growth as well," continued Greenberg. "Our retail hearth product superstore investment, Hearth USA, is just one example. Within three to five years, we expect new businesses to contribute 20 percent of earnings," stated Greenberg.

"In summary, we see excellent business development opportunities before us and we have an outstanding workforce committed to seizing them. We expect our efforts to result in sustained increases in shareholder value," concluded Greenberg.

This news release is neither an offer to purchase nor a solicitation of offers to sell common stock. The self-tender is being made only by means of an Offer to Purchase and related documents, copies of which will be mailed to all shareholders and filed with the Securities and Exchange Commission, and may also be obtained from the information agent, ChaseMellon Shareholder Services, L.L.C. UGI has retained Donaldson, Lufkin & Jenrette Securities Corporation to act as dealer manager for the self-tender.

Statements in this release concerning expectations for the future are "forward-looking statements" within the meaning of the federal securities laws. UGI's actual future performance will be affected by a number of factors, risks and uncertainties. Important factors that could cause actual results to differ materially from those in the forward-looking statements in this

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release include weather conditions, the timing and extent of changes in commodity prices for crude oil, propane, natural gas, electricity and interest rates, the timing and success of UGI's efforts to develop new business opportunities, political, regulatory and economic conditions in foreign countries and other factors discussed in UGI's 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission which we incorporate by reference. UGI undertakes no obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this release.